SUPPLEMENTAL MORTGAGE
                  --------------------------------------------

                             Supplemental Indenture

                                Dated May 1, 1998
                                -----------------

                                 SUPPLEMENTAL TO
                          FIRST AND REFUNDING MORTGAGE
                              DATED AUGUST 1, 1924
                                -----------------

                    PUBLIC SERVICE ELECTRIC AND GAS COMPANY
                                       To
                            FIRST UNION NATIONAL BANK
                                     Trustee
                                765 Broad Street
                            Newark, New Jersey 07101
                                -----------------

                           Providing for the issue of
                $250,000,000 First and Refunding Mortgage Bonds,
                        Remarketable Series YY due 2023,
                            Mandatorily Tendered 2008
                 ----------------------------------------------

                     RECORD IN MORTGAGE BOOK AND RETURN TO:
                              JAMES T. FORAN, ESQ.
                               80 PARK PLAZA, T5B
                                  P.O. BOX 570
                               NEWARK, N.J. 07101

                                   Prepared by
                                PAUL T. BRADSHAW
                            (PAUL T. BRADSHAW, ESQ.)

                                TABLE OF CONTENTS
                                -----------------
                                                                         Page
RECITALS ...............................................................   1
FORM OF BOND [FACE] ....................................................   3
FORMS OF CERTIFICATES OF AUTHENTICATION ................................   5
FORM OF BOND [REVERSE] .................................................   6
GRANTING CLAUSES .......................................................  10

                                   ARTICLE I.
                             BONDS OF THE SERIES YY

DESCRIPTION OF SERIES YY ...............................................  12

                                  ARTICLE II.
                  MANDATORY TENDER, REMARKETING AND REPURCHASE
                             OF BONDS OF SERIES YY

SECTION 2.01. Mandatory Tender and Remarketing .......................... 13
SECTION 2.02. Repurchase and Redemption ................................. 16
SECTION 2.03. Tender and Settlement Procedures .......................... 17
SECTION 2.04. Termination of the Remarketing Agreement .................. 18

                                  ARTICLE III.
                        REDEMPTION OF BONDS OF SERIES YY

SECTION 3.01. Redemption - Redemption Prices ............................ 19
SECTION 3.02. Redemption at Election of Company ......................... 21
SECTION 3.03. Redemptions Pursuant to Section 4C of Article Eight of
                the Indenture ........................................... 22
SECTION 3.04. Called Bonds to be Surrendered - Interest to Cease ........ 23
SECTION 3.05. Bonds Called in Part ...................................... 23
SECTION 3.06. Provisions of Indenture Not Applicable .................... 24

                                  ARTICLE IV.
                                 MISCELLANEOUS.

SECTION 4.01. Authentication of Bonds of Series YY ...................... 24
SECTION 4.02. Authenticating Agent ...................................... 24
SECTION 4.03. Additional Restrictions on Authentication of Additional
                Bonds Under Indenture ................................... 25
SECTION 4.04. Restriction on Dividends .................................. 26
SECTION 4.05. Use of Facsimile Seal and Signatures ...................... 26
SECTION 4.06. Time for Making Payment ................................... 26
SECTION 4.07. Effective Period of Supplemental Indenture ................ 27
SECTION 4.08. Effect of Approval of Board of Public Utilities of the
                 State of New Jersey .................................... 27
SECTION 4.09. Execution in Counterparts ................................. 27
Acknowledgments ......................................................... 29
Certificate of Residence ................................................ 30

     SUPPLEMENTAL INDENTURE, dated the 1st day of May, 1998 for convenience of reference and effective from the time of execution and delivery hereof, between PUBLIC SERVICE ELECTRIC AND GAS COMPANY, a corporation organized under the laws of the State of New Jersey, hereinafter called the "Company", party of the first part, and FIRST UNION NATIONAL BANK, a national banking association organized under the laws of the United States of America, as Trustee under the indenture dated August 1, 1924, below mentioned, hereinafter called the "Trustee", party of the second part.

     WHEREAS, on July 25, 1924, the Company executed and delivered to FIDELITY UNION TRUST COMPANY (now known as FIRST UNION NATIONAL BANK), a certain indenture dated August 1, 1924 (hereinafter called the "Indenture"), to secure and to provide for the issue of First and Refunding Mortgage Gold Bonds of the Company; and

     WHEREAS, the Indenture has been recorded in the following counties of the State of New Jersey, in the offices, and therein in the books and at the pages, as follows:


                                                         Page
County     Office         Book Number                    Number
------     ------         -----------                    ------
Atlantic   Clerk's        1955 of Mortgages              160
Bergen     Clerk's        94 of Chattel Mortgages        123 etc.
                          693 of Mortgages               85 etc.
Burlington Clerk's        52 of Chattel Mortgages        Folio 8, etc.
                          177 of Mortgages               Folio 354, etc.
Camden     Register's      45 of Chattel Mortgages       184 etc.
                          239 of Mortgages               1 etc.
Cumberland Clerk's        786 of Mortgages               638 & c.
Essex      Register's     437 of Chattel Mortgages       1-48
                          T-51 of Mortgages              341-392
Gloucester Clerk's          34 of Chattel Mortgages      123 etc.
                          142 of Mortgages               7, etc.
Hudson     Register's     453 of Chattel Mortgages       9, etc.
                          1245 of Mortgages              484, etc.
Hunterdon  Clerk's        151 of Mortgages               344
Mercer     Clerk's        67 of Chattel Mortgages        1 etc.
                          384 of Mortgages               1 etc.
Middlesex  Clerk's        113 of Chattel Mortgages       3 etc.
                          437 of Mortgages               294, etc.
Monmouth   Clerk's        951 of Mortgages               291 & c.
Morris     Clerk's        N-3 of Chattel Mortgages       446 etc.
                          F-10 of Mortgages              269 etc.
Ocean      Clerk's        1809 of Mortgages              40
Passaic    Register's      M-6 of Chattel Mortgages      178, etc.
                          R-13 of Mortgages              268 etc.
Salem      Clerk's        267 of Mortgages               249 & c.
Somerset   Clerk's        46 of Chattel Mortgages        207 etc.
                          N-10 of Mortgages              I etc.
Sussex     Clerk's        12 of Mortgages                10 & c.
Union      Register's     128 of Chattel Mortgages       28 & c.
                          664 of Mortgages               259 etc.
Warren     Clerk's        124 of Mortgages               141 etc.

and

     WHEREAS, the Indenture has also been recorded in the following counties of the Commonwealth of Pennsylvania, in the offices, and therein in the books and at the pages, as follows:

                                                         Page
County          Office         Book Number               Number
-------         ------         -----------               ------
Adams           Recorder's     22 of Mortgages             105
Armstrong       Recorder's     208 of Mortgages            381
Bedford         Recorder's     90 of Mortgages             917
Blair           Recorder's     671 of Mortgages            430
Cambria         Recorder's     407 of Mortgages            352
Cumberland      Recorder's     500 of Mortgages            136
Franklin        Recorder's     285 of Mortgages            373
Huntingdon      Recorder's     128 of Mortgages            47
Indiana         Recorder's     197 of Mortgages            281
Lancaster       Recorder's     984 of Mortgages            1
Montgomery      Recorder's     5053 of Mortgages         1,221
Westmoreland    Recorder's     1281 of Mortgages          198
York            Recorder's     31-V of Mortgages          446

and

     WHEREAS, the Indenture granted, bargained, sold, aliened, remised, released, conveyed, confirmed, assigned, transferred and set over unto the Trustee certain property of the Company, more fully set forth and described in the Indenture, then owned or which might thereafter be acquired by the Company; and

     WHEREAS, the Company, by various supplemental indentures, supplemental to the Indenture, the last of which was dated June 1, 1997, has granted, bargained, sold, aliened, remised, released, conveyed, confirmed, assigned, transferred and set over unto the Trustee certain property of the Company acquired by it after the execution and delivery of the Indenture; and

     WHEREAS, since the execution and delivery of said supplemental indenture dated June 1, 1997, the Company has acquired property which, in accordance with the provisions of the Indenture, is subject to the lien thereof and the Company desires to confirm such lien; and

     WHEREAS, the Indenture has been amended or supplemented from time to time; and

     WHEREAS, it is provided in the Indenture that no bonds other than those of the 5 1/2% Series due 1959 therein authorized may be issued thereunder unless a supplemental indenture providing for the issue of such additional bonds shall have been executed and delivered by the Company to the Trustee; and

     WHEREAS, the Company desires to provide for the issue of $250,000,000 principal amount of bonds secured by said Indenture of a series to be designated as "First and Refunding Mortgage Bonds, Remarketable Series YY due 2023, Mandatorily Tendered 2008" (hereinafter sometimes called "Series YY"); and

     WHEREAS, the text of the bonds of the Series YY and of the certificates of authentication to be borne by the bonds of the Series YY shall be substantially of the following tenor:

                                 [FORM OF BOND]
                                     [FACE]

Registered                                                            Registered
Number                                                                 Amount
RU                                                                       $

                    PUBLIC SERVICE ELECTRIC AND GAS COMPANY
                       FIRST AND REFUNDING MORTGAGE BOND,
                        REMARKETABLE SERIES YY DUE 2023.

     Public Service Electric and Gas Company (hereinafter called the "Company"), a corporation of the State of New Jersey, for value received, hereby promises to
pay to                    ,  or registered assigns, on the surrender hereof, the
principal sum of          Dollars, on May 1, 2023 and to pay interest thereon
from the date hereof, at the rate of 6 3/8% per annum to May 1, 2008, and commencing May 1, 2008, but only if not repurchased or redeemed by the Company, at the rate per annum determined as more fully set forth on the reverse hereof, and until payment of said principal sum, such interest to be computed on the basis of a 360-day year of twelve 30-day months, payable May 1 and November 1 in each year.

     Both the principal hereof and interest hereon shall be paid at the corporate trust office of First Union National Bank, in the City of Newark, State of New Jersey, or (at the option of the registered owner) at the corporate trust office of First Chicago Trust Company of New York, in the Borough of Manhattan, City and State of New York, in such coin or currency of the United States of America as at the time of payment shall constitute legal tender for the payment of public and private debts.

     Reference is hereby made to the further provisions of this Bond set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

     This Bond shall not be entitled to any security or benefit under the indenture mentioned on the reverse hereof, as amended and supplemented, and shall not become valid or obligatory for any purpose, until the certificate of authentication, hereon endorsed, shall have been signed by or on behalf of First Union National Bank, as Trustee, or by or on behalf of its successor in trust under said indenture.

     IN WITNESS WHEREOF, the Company has caused this Bond to be duly executed by its proper officers under its corporate seal.

Dated

                         PUBLIC SERVICE ELECTRIC AND GAS COMPANY,

                         By..............................
                            (Vice) President
(Seal)
Attest:
 ......................
(Assistant) Secretary

                     [FORM OF CERTIFICATE OF AUTHENTICATION]

                          CERTIFICATE OF AUTHENTICATION

     This Bond is one of the Bonds of the series designated therein which are described in the within-mentioned indenture and supplemental indenture dated May 1, 1998, as secured thereby.

                               FIRST UNION NATIONAL BANK,
                               TRUSTEE

                               By........................
                                  Authorized Signatory

                [FORM OF ALTERNATE CERTIFICATE OF AUTHENTICATION]

                     ALTERNATE CERTIFICATE OF AUTHENTICATION

     This Bond is one of the Bonds of the series designated therein which are described in the within-mentioned indenture and supplemental indenture dated May 1, 1998, as secured thereby.

                                FIRST UNION NATIONAL BANK,
                                TRUSTEE

                                By.......................
                                   Authenticating Agent

                                By.......................
                                  Authorized Signatory

                                 [FORM OF BOND]
                                    [REVERSE]

                    PUBLIC SERVICE ELECTRIC AND GAS COMPANY

                       FIRST AND REFUNDING MORTGAGE BOND,
                        REMARKETABLE SERIES YY DUE 2023,
                           MANDATORILY TENDERED 2008.

     This Bond is one of the First and Refunding Mortgage Bonds of the Company issued and to be issued under and pursuant to, and all equally secured by, an indenture of mortgage or deed of trust dated August 1, 1924, as supplemented and amended by supplemental indentures thereto, including supplemental indentures dated March 1, 1942, June 1, 1949, May 1, 1950, October 1, 1953, May 1, 1954,
November 1, 1956, September 1, 1957, August 1, 1958, June 1, 1959, September 1, 1960, August 1, 1962, June 1, 1963, September 1, 1964, September 1, 1965, June
1, 1967, June 1, 1968, April 1, 1969, March 1, 1970, May 15, 1971,  November 15,
1971, April 1, 1972, March 1, 1974, October 1, 1974, April 1, 1976, September 1,
1976, October 1, 1976, June 1, 1977,  September 1, 1977,  November 1, 1978, July
1, 1979, September 1, 1979 (No. 1), September 1, 1979 (No. 2), November 1, 1979,
June 1, 1980, August 1, 1981, April 1, 1982, September 1, 1982, December 1, 1982, June 1, 1983, August 1, 1983, July 1, 1984, September 1, 1984, November 1,
1984 (No. 1), November 1, 1984 (No. 2), July 1, 1985,  January 1, 1986, March 1,
1986,  April 1, 1986 (No. 1), April 1, 1986 (No. 2), March 1, 1987, July 1, 1987
(No.  1), July 1, 1987 (No. 2), May 1, 1988,  September  1, 1988,  July 1, 1989,
July 1, 1990 (No.  1), July 1, 1990 (No.  2), June 1, 1991 (No. 1), June 1, 1991
(No. 2),  November 1, 1991 (No. 1),  November 1, 1991 (No. 2),  November 1, 1991
(No. 3),  February 1, 1992 (No. 1),  February 1, 1992 (No. 2), June 1, 1992 (No.
1), June 1, 1992 (No. 2), June 1, 1992 (No. 3), January 1, 1993 (No. 1), January
1, 1993 (No.  2), March 1, 1993,  May 1, 1993,  May 1, 1993 (No. 2), May 1, 1993
(No. 3), July 1, 1993, August 1, 1993, September 1, 1993, September 1, 1993 (No.
2),  November 1, 1993,  February 1, 1994,  March 1, 1994 (No.  1), March 1, 1994
(No.  2), May 1, 1994,  June 1, 1994,  August 1, 1994,  October 1, 1994 (No. 1),
October 1, 1994 (No.  2),  October  1, 1995 (No.  1),  October 1, 1995 (No.  2),
January 1, 1996 (No. 1), January 1, 1996 (No. 2), December 1, 1996, April 1, 1997, June 1, 1997 and May 1, 1998, each duly executed by the Company and First Union National Bank (formerly known as Fidelity Union Trust Company), a national banking association organized under the laws of the United States of America, as Trustee. This Bond is one of the Remarketable Series YY due 2023, Mandatorily Tendered 2008, which series is limited to the aggregate principal amount of $250,000,000 and is issued pursuant to said supplemental indenture dated May 1, 1998. Reference is hereby made to said indenture and all supplements thereto for a specification of the principal amount of Bonds from time to time issuable thereunder, and for a description of the properties mortgaged and conveyed or assigned to said
Trustee or its successors, the nature and extent of the security, and the rights of the holders of said Bonds and any coupons appurtenant thereto, and of the Trustee in respect of such security.

     In and by said indenture, as amended and supplemented, it is provided that with the written approval of the Company and the Trustee, any of the provisions of said indenture may from time to time be eliminated or modified and other provisions may be added thereto provided the change does not alter the annual interest rate, redemption price or date, date of maturity or amount payable on maturity of any then outstanding Bond or conflict with the Trust Indenture Act of 1939 as then in effect, and provided the holders of 85% in principal amount of the Bonds secured by said indenture and then outstanding (including, if such change affect the Bonds of one or more series but less than all series then outstanding, a like percentage of the then outstanding Bonds of each series affected by such change, and excluding Bonds owned or controlled by the Company or by the parties owning at least 10% of the outstanding voting stock of the Company, as more fully specified in said indenture) consent in writing thereto, all as more fully set forth in said indenture, as amended and supplemented.

     First and Refunding Mortgage Bonds issuable under said indenture are issuable in series, and the Bonds of any series may be for varying principal amounts and in the form of coupon bonds and of registered bonds without coupons, and the Bonds of any one series may differ from the Bonds of any other series as to date, maturity, interest rate and otherwise, all as in said indenture provided and set forth. The Bonds of the Remarketable Series YY due 2023, Mandatorily Tendered 2008, in which this Bond is included, are designated "First and Refunding Mortgage Bonds, Remarketable Series YY due 2023, Mandatorily Tendered 2008."

     In case of the happening of an event of default as specified in said indenture and said supplemental indenture dated March 1, 1942, the principal sum of the Bonds of this series may be declared or may become due and payable forthwith, in the manner and with the effect in said indenture provided.

     As more fully provided in said supplemental indenture dated May 1, 1998, the Bonds of this series are subject to mandatory tender on May 1, 2008 (the "Remarketing Date") to Citicorp Securities, Inc. (the "Remarketing Dealer") or such successor or assign or other so designated pursuant to the Remarketing Agreement dated May 14, 1998 between the Company and the Remarketing Dealer (the "Remarketing Agreement") for purchase by the Remarketing Dealer at 100% of principal amount, plus payment by the Company of accrued and unpaid interest to the Remarketing Date, upon the Remarketing Dealer's election to remarket the Bonds of this series, subject to the terms and conditions set forth in said supplemental indenture dated May 1, 1998 and in the Remarketing Agreement. If for any reason all Bonds of this series are not purchased by the Remarketing Dealer on the Remarketing Date upon mandatory tender, the Company shall repurchase the Bonds of this series as a whole on the Redemption Date at 100% of the principal amount, plus all accrued and unpaid interest to the Remarketing Date. If the Remarketing Dealer elects to remarket the Bonds of this series, the Company may elect to exercise its right to redeem the Bonds of this series as a whole on the Redemption Date at 100% of the principal amount, plus accrued and unpaid interest to the date of redemption.

     As more fully provided in said supplemental indenture dated May 1, 1998, the Bonds of this series are subject to redemption at any time after the Remarketing Date (as defined below) as a whole or in part, at the option of the Company, at a redemption price equal to the greater of (i)100% of the principal amount of the Bonds of this series to be redeemed and(ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Make-Whole Treasury Rate (as defined in said supplemental indenture dated May 1, 1998) plus 12.5 basis points, plus accrued interest thereon to the date of redemption.

     As more fully provided in said supplemental indenture dated May 1, 1998, the Bonds of this series are subject to redemption at any time prior to maturity, on notice given as below provided by the application of proceeds of released property or other money held by the Trustee and which, pursuant to the provisions of said indenture, as amended and supplemented, is applied to the redemption of Bonds of this series, upon payment of the "Special Redemption Price" of 100% of the principal amount thereof, together in each case with accrued interest to the date fixed for redemption. Notice of any such redemption shall be given by mailing the same to the respective registered owners of the Bonds of this series so called for redemption, not less than 30 nor more than 40 days in advance of the date fixed for redemption.

     If this Bond or any portion thereof be called for redemption and payment be duly provided therefor, interest shall cease to accrue on this Bond or such portion on the date fixed for such redemption.

     This Bond is transferable, but only as provided in said indenture, upon surrender hereof, by the registered owner in person or by attorney duly authorized in writing, at either of said offices where the principal hereof and interest hereon are payable; upon any such transfer a new Bond similar hereto will be issued to the transferee. No service charge shall be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto. The Company and the Trustee and any paying agent may deem and treat the person in whose name this Bond is registered as the absolute owner hereof for the purpose of receiving payment of or on account of the principal hereof and the interest hereon and for all other purposes; and neither the Company nor the Trustee nor any paying agent shall be affected by any notice to the contrary.

     The Bonds of this series are issuable only in fully registered form, in denominations of $1,000 and any multiple of $1,000. Such fully registered Bonds of the several denominations may be exchanged for fully registered Bonds of other authorized denominations, but only as provided in said indenture, upon surrender thereof, by the registered owner in person or by attorney duly authorized in writing, at either of said offices where the principal thereof and interest thereon are payable. No service charge shall be made for any such exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

     The Company shall not be required to issue or make transfers or exchanges of Bonds of this series for a period of ten days next preceding any interest payment date or next preceding the date of any drawing of such Bonds to be redeemed, and the Company shall not be required to make transfers or exchanges of any such Bonds drawn in whole or in part for such redemption.

     No recourse under or upon any obligation, covenant or agreement contained in said indenture or in any indenture supplemental thereto, or in any Bond or coupon issued thereunder, or because of any indebtedness arising thereunder, shall be had against any incorporator, or against any past, present or future stockholder, officer, or director, as such, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, it being expressly agreed and understood that said indenture, any indenture supplemental thereto and the obligations issued thereunder, are solely corporate obligations, and that no personal liability whatever shall attach to, or be incurred by, such incorporators, stockholders, officers or directors, as such, of the Company, or of any successor corporation, or any of them, because of the incurring of the indebtedness thereby authorized, or under or by reason of any of the obligations, covenants or agreements contained in the indenture or in any indenture supplemental thereto or in any of the Bonds or coupons issued thereunder, or implied therefrom.

                                   ----------

     WHEREAS, the execution and delivery of this supplemental indenture have been duly authorized by the Board of Directors of the Company; and

     WHEREAS, the Company represents that all things necessary to make the bonds of the series hereinafter described, when duly authenticated by or on behalf of the Trustee and issued by the Company, valid, binding and legal obligations of the Company, and to make this supplemental indenture a valid and binding agreement supplemental to the Indenture, have been done and performed;

     NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH that the Company, in consideration of the premises and the execution and delivery by the Trustee of this supplemental indenture, and in pursuance of the covenants and agreements contained in the Indenture and for other good and valuable consideration, the receipt of which is hereby acknowledged, has granted, bargained,
sold,  aliened,   remised,   released,   conveyed,   confirmed,   assigned,
transferred and set over, and by these presents does grant, bargain, sell, alien, remise, release, convey, confirm, assign, transfer and set over unto the Trustee, its successors and assigns, forever, all the right, title and interest of the Company in and to all property of every kind and description (except cash, accounts and bills receivable and all merchandise bought, sold or manufactured for sale in the ordinary course of the Company's business, stocks, bonds or other corporate obligations or securities, other than such as are described in Part V of the Granting Clauses of the Indenture, not acquired with the proceeds of bonds secured by the Indenture, and except as in the Indenture and herein otherwise expressly excluded) acquired by the Company since the execution and delivery of the supplemental indenture dated June 1, 1997 subsequent to the Indenture (except any such property duly released from, or disposed of, free from the lien of the Indenture, in accordance with the provisions thereof) and all such property which at any time hereafter may be acquired by the Company;

     All of which property it is intended shall be included in and granted by this supplemental indenture and covered by the lien of the Indenture as heretofore and hereby amended and supplemented;

     UNDER AND SUBJECT to any encumbrances or mortgages existing on property acquired by the Company at the time of such acquisition and not heretofore discharged of record; and

     SUBJECT also, to the exceptions, reservations and provisions in the Indenture and in this supplemental indenture recited, and to the liens, reservations, exceptions, limitations, conditions and restrictions imposed by or contained in the several deeds, grants, franchises and contracts or other instruments through which the Company acquired or claims title to the aforesaid property; and SUBJECT, also, to the existing leases, to liens on easements or rights of way, to liens for taxes, assessments and governmental charges not in default or the payment of which is deferred, pending appeal or other contest by legal proceedings, pursuant to Section 4 of Article Five of the Indenture, or the payment of which is deferred pending billing, transfer of title or final determination of amount, to easements for alleys, streets, highways, rights of way and railroads that may run across or encroach upon the said property, to joint pole and similar agreements, to undetermined liens and charges, if any, incidental to construction, and other encumbrances permitted by the Indenture as heretofore and hereby amended and supplemented;

     TO HAVE AND TO HOLD the property hereby conveyed or assigned, or intended to be conveyed or assigned, unto the Trustee, its successor or successors and assigns, forever;

     IN TRUST, NEVERTHELESS, upon the terms, conditions and trusts set forth in the Indenture as heretofore and hereby amended and supplemented, to the end that the said property shall be subject to the lien of the Indenture as heretofore and hereby amended and supplemented, with the same force and effect as though said property had been included in the Granting Clauses of the Indenture at the time of the execution and delivery thereof;

     AND  THIS   SUPPLEMENTAL   INDENTURE   FURTHER   WITNESSETH  that  for  the
considerations aforesaid, it is hereby covenanted between the Company and the Trustee as follows:


                                   ARTICLE I.

                             BONDS OF THE SERIES YY

     The series of bonds authorized by this supplemental indenture to be issued under and secured by the Indenture shall be designated "First and Refunding Mortgage Bonds, Remarketable Series YY due 2023, Mandatorily Tendered 2008"; shall be limited to the aggregate principal amount of $250,000,000; shall mature May 1, 2023; shall bear interest at the rate of 6 3/8% per annum to May 1, 2008, and commencing May 1, 2008, but only if not repurchased or redeemed by the Company, at the Interest Rate to Maturity determined as set forth below in
Section 2.01 and until payment of said principal sum, such interest to be computed on the basis of a 360-day year of twelve 30-day months, payable on May 1 and November 1 of each year; shall be payable as to both principal and interest in such coin or currency of the United States of America as at the time of payment shall constitute legal tender for the payment of public and private debts, at the corporate trust office of First Union National Bank, in the City of Newark, State of New Jersey, or, as may be desired by the persons entitled to receive such principal and interest respectively, at the corporate trust office of First Chicago Trust Company of New York, in the Borough of Manhattan, City and State of New York; shall be issuable only in the form of fully registered bonds in the denominations of $1,000 and any multiple of $1,000; and the several denominations shall be interchangeable. The date of each bond of the Series YY shall be the semi-annual interest payment date next preceding the date of authentication, unless such date of authentication be an interest payment date, in which case the date shall be the date of authentication, or unless such date of authentication be prior to the first semi-annual interest payment date, in which case the date shall be May 1, 1998.

     The Company shall not be required to issue or make transfers or exchanges of bonds of the Series YY for a period of ten days next preceding any interest payment date or next preceding the date of any drawing of such bonds to be redeemed, and the Company shall not be required to make transfers or exchanges of any such bonds drawn in whole or in part for such redemption.

     The bonds of the Series YY shall be issuable in fully registered global book-entry form and shall initially be registered in the name of The Depository Trust Company ("DTC"), or its nominee who is hereby designated as "Holder." As long as DTC's nominee holds the certificates representing any bonds of the Series YY in the book-entry system of DTC, no certificates for such bonds of the Series YY will be delivered by any selling Beneficial Owner (as defined below) to reflect any transfer of such bonds of the Series YY.

                                   ARTICLE II
       MANDATORY TENDER, REMARKETING AND REPURCHASE OF BONDS OF SERIES YY

     SECTION 2.01. Mandatory Tender and Remarketing. The bonds of the Series YY are subject to mandatory tender on May 1, 2008 (the "Remarketing Date") to Citicorp Securities, Inc. (the "Remarketing Dealer") or such successor or assign or other so designated pursuant to the Remarketing Agreement dated May 14, 1998 between the Company and the Remarketing Dealer (the "Remarketing Agreement") for the purchase by the Remarketing Dealer at 100% of principal amount, plus payment by the Company of accrued and unpaid interest to the Remarketing Date, upon the Remarketing Dealer's election to remarket the bonds of the Series YY, subject to the terms and conditions set forth herein and in the Remarketing Agreement.

     On a Business Day (as defined below) not later than five Business Days prior to the Remarketing Date, the Remarketing Dealer shall notify the Company and the Trustee as to whether it elects to purchase the bonds of the Series YY on the Remarketing Date (the "Notification Date"). If, and only if, the Remarketing Dealer so elects, the bonds of the Series YY shall be subject to mandatory tender to the Remarketing Dealer for remarketing on the Remarketing Date, subject to the conditions described herein.

     Subject to the Remarketing Dealer's election to remarket the bonds of the Series YY as provided above, the Interest Rate to Maturity shall be determined by the Remarketing Dealer by 3:30 p.m., New York City time, on the third Business Day preceding the Remarketing Date (the "Determination Date") to the nearest one hundred-thousandth (0.00001) of one percent per annum, and will be equal to the sum of 5.66% (the "Base Rate") plus the Applicable Spread (as defined below), which will be based on the Dollar Price (as defined below) of the bonds of the Series YY.

     The "Applicable Spread" will be the lowest bid indication, expressed as a spread (in the form of a percentage or in basis points) above the Base Rate, obtained by the Remarketing Dealer on the Determination Date from the bids quoted by five Reference Corporate Dealers (as defined below) for the full aggregate principal amount of the bonds of the Series YY at the Dollar Price, but assuming (i) an issue date equal to the Remarketing Date, with settlement on such date without accrued interest,(ii) a maturity date equal to the Stated Maturity Date of the bonds of the Series YY, and (iii) a stated annual interest rate, payable semiannually on each Interest Payment Date for the bonds of the Series YY, equal to the Base Rate plus the spread bid by the applicable Reference Corporate Dealer. If fewer than five Reference Corporate Dealers bid as described above, then the Applicable Spread shall be the lowest of such bid indications obtained as described above. The Interest Rate to Maturity announced by the Remarketing Dealer, absent manifest error, shall be binding and conclusive upon the Beneficial Owners (as defined below) and Holders of the bonds of the Series YY, the Company and the Trustee.

     "Beneficial Owner" means any person who acquires an interest in the bonds of the Series YY which is reflected on the records of DTC through its participants.

     "Business Day" means any day other than a Saturday, Sunday or a day on which banking institutions in The City of New York are authorized or obligated by law, executive order or government holiday to be closed.

     "Dollar Price" means, with respect to the bonds of the Series YY, the present value determined by the Remarketing Dealer, as of the Remarketing Date, of the Remaining Scheduled Payments (as defined below) discounted to the Remarketing Date, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at the Treasury Rate (as defined below).

     "Reference Corporate Dealers" mean leading dealers of publicly traded debt securities of the Company in The City of New York (which may include the Remarketing Dealer or one of its affiliates) selected by the Remarketing Dealer and acceptable to the Company, which acceptance shall not be unreasonably withheld.

     "Treasury Rate" means, with respect to the Remarketing Date, the rate per annum equal to the semi-annual equivalent yield to maturity for Comparable Treasury Issues (as defined below), assuming a price for the Comparable Treasury Issues (expressed as a percentage of its principal amount), equal to the Comparable Treasury Price (as defined below) for the Remarketing Date.

     "Comparable Treasury Issues" means the on-the-run 10-year United States Treasury security or securities.

     "Comparable  Treasury Price" means,  with respect to the Remarketing  Date,
(a) the offer prices for the Comparable Treasury Issues (expressed in each case as a percentage of its principal amount) on the Determination Date, as set forth on "Telerate Page 500" (or such other page as may replace Telerate Page 500), or
(b) if such page (or any successor page) is not displayed or does not contain such offer prices on the Determination Date, (i) the average of the Reference Treasury Dealer Quotations for the Remarketing Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Remarketing Dealer obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations. "Telerate Page 500" means the display designated as "Telerate Page 500" on Dow Jones Markets Limited (or such other page as may replace Telerate Page 500 on such service) or such other service displaying the offer prices specified in (a) above as may replace Dow Jones Markets Limited.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and the Remarketing Date, the offer prices for the Comparable Treasury Issues (expressed in each case as a percentage of its principal amount) quoted to the Remarketing Dealer by such Reference Treasury Dealer by 3:30 p.m., New York City time, on the Determination Date.

     "Reference Treasury Dealer" means any primary U.S. Government securities dealer in The City of New York (a "Primary Treasury Dealer", selected by the Remarketing Dealer and acceptable to the Company, which acceptance shall not be unreasonably withheld.

     "Remaining Scheduled Payments" means, with respect to the Bonds, the remaining scheduled payments of the principal thereof and interest thereon, calculated at the Base Rate only, that would be due after the Remarketing Date to and including the Stated Maturity Date, as determined by the Remarketing Dealer.

     Subject to the Remarketing Dealer's election to remarket the Bonds as provided above, the Remarketing Dealer shall notify the Company, the Trustee and DTC by telephone, confirmed in writing (which may include facsimile or other electronic transmission), by 4:00 p.m., New York City time, on the Determination Date of the Interest Rate to Maturity applicable to the bonds of the Series YY effective from and including the Remarketing Date.

     In the event that the Bonds are remarketed as provided herein, the Remarketing Dealer shall make, or cause the Trustee to make, from funds provided to it by the Remarketing Dealer, payment to the DTC Participant of each tendering Beneficial Owner of bonds of the Series YY subject to remarketing, by book entry through DTC by the close of business on the Remarketing Date against delivery through DTC of such Beneficial Owner's tendered bonds of the Series YY, of 100% of the principal amount of the tendered bonds of the Series YY that have been purchased for remarketing by the Remarketing Dealer. The Company shall make, or cause the Trustee to make, from funds provided to it by the Company, payment of interest to each Beneficial Owner of bonds of the Series YY due on the Remarketing Date by book entry through DTC by the close of business on the Remarketing Date.

     SECTION 2.02. Repurchase and Redemption. Subject to Section 11(c) of the Remarketing Agreement, in the event that (i) the Remarketing Dealer for any reason does not notify the Company of the Interest Rate to Maturity by 4:00 p.m., New York City time, on the Determination Date, or (ii) prior to the Remarketing Date, the Remarketing Dealer has resigned and no successor has been appointed on or before the Determination Date, or (iii) the Remarketing Dealer has terminated the Remarketing Agreement pursuant to Section 8 or Section 11 thereof at any time after the Remarketing Dealer elects on the Notification Date to remarket the bonds of the Series YY, or (iv) the Remarketing Dealer for any reason does not elect, by notice to the Company, and the Trustee not later that the Notification Date, to purchase the bonds of the Series YY for remarketing on the Remarketing Date, or (v) the Remarketing Dealer for any reason does not purchase all tendered bonds of the Series YY on the Remarketing Date, the Company shall repurchase the bonds of the Series YY as a whole on the Remarketing Date at a price equal to 100% of the principal amount of the bonds of the Series YY plus all accrued and unpaid interest, if any, on the bonds of the Series YY to the Remarketing Date. In any such case, payment will be made by the Company through the Trustee to the DTC Participant of each tendering Beneficial Owner of bonds of the Series YY, by book-entry through DTC by the close of business on the Remarketing Date against delivery through DTC of such Beneficial Owner's tendered bonds of the Series YY.

     If the Remarketing Dealer elects to remarket the bonds of the Series YY as provided above, then not later than the Business Day immediately preceding the Determination Date, the Company shall notify the Remarketing Dealer and the Trustee if the Company irrevocably elects to exercise its right to redeem the bonds of the Series YY, in whole but not in part, from the Benefecial Owners on the Remarketing Date at the Optional Redemption Price, plus accrued and unpaid interest to the date of redemption. The "Optional Redemption Price" shall be 100% of the principal amount of the bonds of the Series YY. If the Company elects to redeem the bonds of the Series YY, the obligation of the Remarketing Dealer to repurchase and remarket the bonds of the Series YY shall terminate irrevocably, and the Company shall pay (i) the Optional Redemption Price therefor, plus accrued and unpaid interest to the date of redemption, in same-day funds by wire transfer to the Trustee for payment to each Beneficial Owner of bonds of the Series YY due on the Remarketing Date and (ii) the excess of the Dollar Price over the sum of (a) the Optional Redemption Price and (b) accrued and unpaid interest to the date of redemption in same-day funds by wire transfer to the Remarketing Dealer on the Remarketing Date.

     SECTION 2.03. Tender and Settlement Procedures. All of the tendered bonds of the Series YY will be automatically delivered to the account of the Trustee, by book-entry through DTC pending payment of the purchase price therefor, on the Remarketing Date.

     The transactions described herein will be executed on the Remarketing Date through DTC in accordance with the procedures of DTC and the accounts of the respective DTC Participants will be debited and credited and the bonds of the Series YY delivered by book-entry as necessary to effect the purchases and sales thereof.

     Transactions involving the sale and purchase of the Series YY Bonds remarketed by the Remarketing Dealer on and after the Remarketing Date will settle in immediately available funds through DTC's Same-Day Funds Settlement System.

     The Remarketing Dealer may, in accordance herewith, modify the tender and settlement procedures set forth herein in order to facilitate the tender and settlement process.

     The tender and settlement procedures described above, including provisions for payment by purchasers of bonds of the Series YY in the remarketing or for payment to selling Beneficial Owners of tendered bonds of the Series YY, may be modified to the extent required by DTC or, if agreed to by the Remarketing Dealer in accordance with Section 8(b)(viii) of the Remarketing Agreement, to the extent required to facilitate the tender and remarketing of bonds of the Series YY in certificated form, if the book-entry system is no longer available for the bonds of the Series YY at the time of the remarketing.

     SECTION 2.04. Termination of the Remarketing Agreement. The Remarketing Agreement shall terminate as to the Remarketing Dealer on the effective date of the resignation of the Remarketing Dealer pursuant to Section 6 thereof or the repurchase of the bonds of the Series YY by the Company pursuant to Section 4(g) thereof or the redemption of the bonds of the Series YY by the Company pursuant to Section 4(h) thereof.

     In addition, the Remarketing Dealer may terminate all of its obligations under the Remarketing Agreement immediately by notifying the Company and the Trustee of its election to do so, at any time on or before the Remarketing Date, in the event that:(i) any of the conditions referred to or set forth in Section 8(a) thereof have not been met or satisfied in full, (ii) any of the events set forth in Section 8(b) thereof shall have occurred at any time; provided, however, that in the case of a mandatory redemption of the bonds of the Series YY pursuant to Section 4C of Article Eight of the Indenture, the Remarketing Dealer may not terminate its obligation under the Remarketing Agreement in the event such a mandatory redemption occurs prior to the Notification Date unless greater than 80% of the bonds of the Series YY have been redeemed or called for redemption or (iii) the Remarketing Dealer determines, in its sole discretion, after consultation with the Company, that it shall not have received all of the information, whether or not specifically referenced therein, necessary to fulfill its obligations under the Remarketing Agreement.

     Notwithstanding any provision therein to the contrary, in lieu of terminating the Remarketing Agreement pursuant to Section 11(b) thereof, upon the occurrence of any of the events set forth therein, the Remarketing Dealer, in its sole discretion at any time between the Determination Date and 3:30 p.m., New York City time, on the Business Day immediately preceding the Remarketing Date, may elect to purchase the bonds of the Series YY for remarketing and determine a new Interest Rate to Maturity in the manner provided in Section 4(d) of the Remarketing Agreement, except that for purposes of determining the new Interest Rate to Maturity pursuant to this paragraph the Determination Date referred to therein shall be the date of such election and redetermination. The Remarketing Dealer shall notify the Company, the Trustee and DTC by telephone, confirmed in writing (which may include facsimile or other electronic transmission), by 4:00 p.m., New York City time, on the date of such election, of the new Interest Rate to Maturity applicable to the bonds of the Series YY. Thereupon, such new Interest Rate to Maturity shall supersede and replace any Interest Rate to Maturity previously determined by the Remarketing Dealer and, absent manifest error, shall be binding and conclusive upon the Beneficial Owners and Holders of the bonds of the Series YY on or after the Remarketing Date, the Company and the Trustee; provided, however, that the Remarketing Dealer, by redetermining the Interest Rate to Maturity upon the occurrence of any event set forth in Section 11(b) as set forth above, shall not thereby be deemed to have waived its right to determine a new Interest Rate to Maturity or terminate the Remarketing Agreement upon the occurrence of any other event set forth in Section 11(b) thereof.

                                  ARTICLE III.

                       REDEMPTION OF BONDS OF SERIES YY.

     SECTION 3.01. Redemption - Redemption Prices. Bonds of the Series YY shall be subject to redemption:

     (a) at any time after the Remarketing Date as a whole or in part, at the option of the Company, at a redemption price equal to the greater of (i)100% of the principal amount of the Series YY Bonds to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Make-Whole Treasury Rate plus 12.5 basis points, plus accrued interest thereon to the date of redemption; and

     "Make-Whole Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Make-Whole Comparable Treasury Issue, assuming a price for the Make-Whole Comparable Treasury Issue (expressed as percentage of its principal amount) equal to the Make-Whole Comparable Treasury Price for such redemption date, in each case calculated on the third business day preceding such redemption date;

     "Make-Whole Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Series YY Bonds to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Series YY Bonds;

     "Make-Whole Independent Investment Banker" means one of the Make-Whole Reference Treasury Dealers appointed by the Company and acceptable to the Trustee;

     "Make-Whole Comparable Treasury Price" means, with respect to any redemption date, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities", for the maturity comparable to the remaining term of the Bonds of this series to be redeemed or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the Trustee shall seek at least five Make-Whole Reference Treasury Dealer Quotations and the Make-Whole Comparable Treasury Price will be (A) the average of the Make-Whole Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Make-Whole Reference Treasury Dealer Quotations, or (B) if the Trustee is unable to obtain five such Make-Whole Reference Treasury Dealer Quotations, the average of all such
Make-Whole Reference Treasury Dealer Quotations so obtained; "Make-Whole Reference Treasury Dealer Quotations" means, with respect to each Make-Whole Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Make-Whole Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Make-Whole Treasury Reference Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date;

     "Make-Whole Reference Treasury Dealer" means a primary U.S. Government Securities Dealer in New York City selected by the Company and acceptable to the Trustee; and

     (b) at any time in whole or in part by the application of any proceeds of released property or other money held by the Trustee and which, pursuant to
Section 4C of Article Eight of the Indenture, as amended and supplemented, is applied to the redemption of bonds of the Series YY, upon payment of 100% of the principal amount thereof specified as the "Special Redemption Price" in the Form of Bond hereinbefore set forth together with accrued interest to the date fixed for redemption.

     SECTION 3.02. Redemption at Election of Company. The election of the Company to redeem any of the bonds of the Series YY pursuant to Section 3.01 hereof shall be evidenced by a resolution of the Board of Directors of the Company calling for redemption on a stated date all or a stated principal amount thereof. Any such call may be conditioned upon the deposit with the Trustee, on or before such redemption date, of the total regular redemption price of the bonds so called, with accrued interest thereon to the redemption date. At least 40 days prior to such redemption date (or at such later time as shall be satisfactory to the Trustee) the Company shall file with the Trustee a certified copy of such resolution. Unless such call shall be conditioned upon the deposit of the regular redemption price and accrued interest with the Trustee on or before the redemption date and unless the notice below provided for shall so state, the Company shall on or before such redemption date deposit with the Trustee the total regular redemption price of all the bonds so called, with accrued interest thereon to the redemption date.

     If the Company elects to redeem less than all of the bonds of the Series YY, the particular bonds or portions thereof to be redeemed shall, upon request of the Company, be drawn by lot by the Trustee, according to such method as it shall deem proper, from the bonds of said series then outstanding. The Trustee shall certify to the Company the serial numbers of the bonds so drawn.

     The Company shall thereupon give notice of such redemption, in the manner and substantially in the form provided in Section 3.03 hereof to be given in the case of bonds of the Series YY called pursuant to Section 4C of Article Eight of the Indenture, except that (1) such notice shall state that the bonds specified have been called for redemption at the election of the Company, and that they will be payable on the date specified in the resolution of the Board of Directors of the Company at a stated amount (which shall be the regular redemption price applicable upon such redemption date), (2) if all the bonds of the Series YY be called, the notice shall so state and may omit the serial numbers thereof, (3) if the date fixed for redemption be other than an interest payment date, the notice shall state that the bonds will be payable at the stated redemption price, plus accrued interest to the redemption date, (4) the mailing of such notice to registered owners of bonds of said series shall take place not less than 30 nor more than 40 days in advance of the date fixed for redemption, but failure duly to give such notice of redemption to the registered owner of any bond called for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other bond, and (5) if the call of such bonds for redemption shall have been conditioned upon the deposit of the regular redemption price and accrued interest with the Trustee on or before the redemption date, as above permitted, the notice shall so state, and shall state that unless such deposit is made on or before such date the call for redemption and the notice shall be of no effect.

     Before any money shall be applied by the Trustee to the redemption of bonds under this Section, the Company shall deliver to the Trustee a certificate or opinion by the President or a Vice President of the Company and an opinion of counsel, stating that all conditions precedent provided for herein (including any covenants compliance with which constitutes a condition precedent) relating to such redemption have been complied with.

     SECTION 3.03. Redemptions Pursuant to Section 4C of Article Eight of the Indenture. If, pursuant to Section 4C of Article Eight of the Indenture, as amended and supplemented, any proceeds of released property or other money then held by the Trustee shall be applied to the redemption of bonds of the Series YY, the Trustee, not later than 30 days prior to the applicable redemption date, shall draw by lot according to such methods as it shall deem proper, from all the bonds of the Series YY then outstanding, such principal amount thereof as is to be redeemed. Bonds of said series so redeemed shall be cancelled.

     After such drawing the Trustee shall, beginning not later than 30 nor earlier than 40 days in advance of the date fixed for redemption, give, in the name of the Company, notice by mail that bonds of the Series YY bearing the serial numbers specified have been called for redemption pursuant to said
Section 4C of Article Eight, that they will be due and payable on such redemption date, at the office of the Trustee in Newark, New Jersey, or (at the option of the holder) at the office or agency of the Company in the Borough of Manhattan, City and State of New York, at a stated amount (which shall be the Special Redemption Price of 100% of the principal amount thereof), that, if the date fixed for redemption be other than an interest payment date, the bonds will be payable at the stated redemption price, plus accrued interest to the redemption date, and that all interest thereon will cease to accrue after said date. Such notice shall be mailed to the several registered owners of the bonds so called, at their respective addresses as the same may appear on the registry books. Failure duly to give such notice of redemption to the registered owner of any bond called for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other bond.

     SECTION 3.04. Called Bonds to be Surrendered -- Interest to Cease. Each bond or portion thereof of the Series YY so called under Section 3.02 or 3.03 hereof shall be due and payable (upon surrender thereof) at the places and price and on the date specified in such notice, anything herein or in such bond to the contrary notwithstanding. From and after the date when each bond or portion thereof of the Series YY shall be due and payable as aforesaid (unless upon said date the full amount due thereon shall not be held by the Trustee and be immediately available for payment), all further interest shall cease to accrue on such bond or on such portion thereof, as the case may be.

     SECTION 3.05. Bonds Called in Part. If only a portion of any bond of the Series YY shall be drawn by lot by the Trustee pursuant to Section 3.02 or 3.03 hereof, the notice of redemption hereinbefore provided for shall specify the serial number of such bond and the portion of the principal amount thereof to be redeemed.

     Upon surrender of such bond for partial redemption and upon payment of the portion so called for redemption, a new bond or bonds of the Series YY, in aggregate principal amount equal to the unredeemed portion of such surrendered bond, shall be executed by the Company, authenticated by or on behalf of the Trustee, and delivered to the registered owner thereof, without expense to such owner.

     SECTION 3.06. Provisions of Indenture Not Applicable. There shall be no sinking fund for the bonds of Series YY.

                                   ARTICLE IV.

                                 MISCELLANEOUS.

     SECTION 4.01. Authentication of Bonds of Series YY. None of the bonds of the Series YY, the issue of which is provided for by this supplemental indenture, shall be authenticated by or on behalf of the Trustee except in accordance with the provisions of the Indenture, as amended and supplemented, and this supplemental indenture, and upon compliance with the conditions in that behalf therein contained.

     SECTION 4.02. Authenticating Agent. As long as any of the bonds of the Series YY remain outstanding, the Trustee may appoint an authenticating agent to act on its behalf and subject to its direction in connection with the authentication of bonds of the Series YY. Such authenticating agent shall be appointed by the Trustee by an instrument in writing and shall have no responsibility or liability for any action taken by it at the direction of the Trustee. Such authenticating agent shall at all times be a corporation organized and doing business under the laws of the United States or of any State or Territory or of the District of Columbia authorized under such laws to act as authenticating agent, having a combined capital and surplus of at least $5,000,000, subject to supervision or examination by Federal, State,
Territorial, or District of Columbia authority and, if there be such a corporation willing and able to act as authenticating agent on reasonable and customary terms, having its principal office and place of business in the City of New York. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 4.02 the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

     Any corporation into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion, or consolidation to which any authenticating agent shall be a party, or any corporation succeeding to the corporate agency business of any authenticating agent, shall continue to be the authenticating agent without the execution or filing of any paper or any further act on the part of the Trustee or the authenticating agent.

     Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible in accordance with the provisions of this Section 4.02, the Trustee may appoint a successor authenticating agent. The Trustee shall give written notice of such appointment to the Company and shall mail notice of such appointment to all registered owners of the bonds of the Series YY, at their respective addresses as the same may appear on the registry books. Any successor authenticating agent, upon acceptance of its appointment, shall become vested with all the rights, powers, duties and responsibilities of its predecessor, with like effect as if originally appointed authenticating agent. No successor authenticating agent shall be appointed unless eligible under the provisions of this Section 4.02.

     The Trustee agrees to pay to the authenticating agent from time to time reasonable compensation for its services, and the Trustee shall be entitled to be reimbursed for such payments as provided in the Indenture.

     SECTION 4.03. Additional Restrictions on Authentication of Additional Bonds Under Indenture. The Company covenants that from and after the date of execution of this supplemental indenture, no additional bonds (as defined in Section 1 of

Article Two of the Indenture) shall be authenticated and delivered by the Trustee under Subdivision A of Section 4 of said Article Two on account of additions or improvements to the mortgaged property:

     (1) unless the net earnings of the Company for the period required by Subdivision C of Section 6 of said Article Two shall have been at least twice the fixed charges (in lieu of 1 3/4 times such fixed charges, as required by said Subdivision C); and for the purpose of this condition (a) such fixed charges shall in each case include interest on the bonds applied for, notwithstanding the parenthetical provision contained in clause (4) of said Subdivision C, and (b) in computing such net earnings there shall be included in expenses of operation (under paragraph (c) of said Subdivision C) all charges against earnings for depreciation, renewals or replacements, and all certificates with respect to net earnings delivered to the Trustee in connection with any authentication of additional bonds under said Article Two shall so state; and

     (2) except to the extent of 60% (in lieu of 75% as permitted by Subdivision A of Section 7 of said Article Two) of the cost or fair value to the Company of the additions or improvements forming the basis for such authentication of additional bonds.

     SECTION 4.04. Restriction on Dividends. The Company will not declare or pay any dividend on any shares of its common stock (other than dividends payable in shares of its common stock) or make any other distribution on any such shares, or purchase or otherwise acquire any such shares (except shares acquired without cost to the Company) whenever such action would reduce the earned surplus of the Company to an amount less than $10,000,000 or such lesser amount as may remain after deducting from said $10,000,000 all amounts appearing in the books of account of the Company on December 31, 1948, which shall thereafter, pursuant to any order or rule of any regulatory body entered after said date, be required to be removed, in whole or in part, from the books of account of the Company by charges to earned surplus.

     SECTION 4.05. Use of Facsimile Seal and Signatures. The seal of the Company and any or all signatures of the officers of the Company upon any of the bonds of the Series YY may be facsimiles.

     SECTION 4.06. Time for Making Payment. All payments of principal or redemption price of, interest on and sinking or improvement fund installments for, the bonds of the Series YY shall be made either prior to the due date thereof, or on the due date thereof in immediately available funds. In any case where the date of any such payment shall be a Saturday or Sunday or a legal holiday or a day on which banking institutions in the city of payment are authorized by law to close, then such payment need not be made on such date but may be made on the next succeeding business day with the same force and effect as if made on the due date, and no interest on such payment shall accrue for the period after such date.

     SECTION 4.07. Effective Period of Supplemental Indenture. The preceding provisions of Articles I, II, III and IV of this supplemental indenture shall remain in effect only so long as any of the bonds of the Series YY shall remain outstanding.

     SECTION 4.08. Effect of Approval of Board of Public Utilities of the State of New Jersey. The approval of the Board of Public Utilities of the State of New Jersey of the execution and delivery of these presents and of the issue of any bonds of the Series YY shall not be construed as approval of said Board of any other act, matter or thing which requires approval of said Board under the laws of the State of New Jersey.

     SECTION 4.09. Execution in Counterparts. For the purpose of facilitating the recording hereof, this supplemental indenture has been executed in several counterparts, each of which shall be and shall be taken to be an original, and all collectively but one instrument.

     IN WITNESS WHEREOF, Public Service Electric and Gas Company, party hereto of the first part, after due corporate and other proceedings, has caused this supplemental indenture to be signed and acknowledged or proved by its President or one of its Vice Presidents and its corporate seal hereunto to be affixed and to be attested by the signature of its Secretary or an Assistant Secretary; and First Union National Bank, as Trustee, party hereto of the second part, has caused this supplemental indenture to be signed and acknowledged or proved by one of its Vice Presidents and its corporate seal to be hereunto affixed and to be attested by the signature of one of its Vice Presidents. Executed and delivered this 8th day of May, 1998.

                               PUBLIC SERVICE ELECTRIC AND GAS COMPANY

                               By   MORTON A. PLAWNER
                                   (Morton A. Plawner)
                                     Vice President
Attest:
PATRICK M. BURKE
(P.M. Burke)
Assistant Secretary

(CORPORATE SEAL)

                                 FIRST UNION NATIONAL BANK

                                 By   F. GALLAGHER
                                     (F. Gallagher)
                                      Vice President
Attest:
 J. WATERS
(J. Waters)
Vice President
(CORPORATE SEAL)

STATE OF NEW JERSEY  }
COUNTY OF ESSEX      }    ss.:

     BE IT REMEMBERED, that on this 8th day of May, before me, the subscriber, a Notary Public of the State of New Jersey, personally appeared M. A. Plawner who, I am satisfied, is a Vice President of PUBLIC SERVICE ELECTRIC AND GAS COMPANY, one of the corporations named in and which executed the foregoing instrument, and is the person who signed the said instrument as such officer, for and on behalf of such corporation, and I having first made known to him the contents thereof, he did acknowledge that he signed the said instrument as such officer, that the said instrument was made by such corporation and sealed with its corporate seal, that the said instrument is the voluntary act and deed of such corporation, made by virtue of authority from its Board of Directors, and that said corporation, the mortgagor, has received a true copy of said instrument.


                                   CATHERINE  M.  GOLDA
                                   Catherine  M.  Golda
                                   A Notary Public of New Jersey
                                   My Commission Expires 5-14-2000


 STATE OF NEW JERSEY  }
 COUNTY OF ESSEX      } ss.:

     BE IT REMEMBERED, that on this 8th day of May, before me, the subscriber, a Notary Public of the State of New Jersey, personally appeared F. Gallagher who, I am satisfied, is a Vice President of FIRST UNION NATIONAL BANK, one of the corporations named in and which executed the foregoing instrument, and is the person who signed the said instrument as such officer, for and on behalf of such corporation, and I having first made known to him the contents thereof, he did acknowledge that he signed the said instrument as such officer, that the said instrument was made by such corporation and sealed with its corporate seal, and that the said instrument is the voluntary act and deed of such corporation, made by virtue of authority from its Board of Directors.

                                   JACQUELYN E. COYLE
                                   Jacquelyn E. Coyle
                                   Notary Public of New Jersey
                                   My Commission Expires July 22, 2002

                            CERTIFICATE OF RESIDENCE

     First Union National Bank, Mortgagee and Trustee within named, hereby certifies that its precise residence is 765 Broad Street, Newark, New Jersey 07101.


                               FIRST UNION NATIONAL BANK

                               By   F. GALLAGHER
                                    (F. Gallagher)
                                    Vice President